Exhibit 99.1

AOL ANNOUNCES PRICING OF $330 MILLION PRIVATE OFFERING OF

0.75% CONVERTIBLE SENIOR NOTES AND

PRICING OF PRIVATE NOTE HEDGE TRANSACTIONS AND WARRANT SALES

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NEW YORK, August 14, 2014 - AOL Inc. (NYSE: AOL) announced today the pricing of its private offering of $330 million aggregate principal amount of 0.75% Convertible Senior Notes due 2019 (the “notes”) to be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from the previously announced $300 million aggregate principal amount of notes. AOL has granted the initial purchasers of the notes a 30-day option to purchase up to an additional $49.5 million aggregate principal amount of notes. The offering is expected to close on August 19, 2014, subject to customary closing conditions.

The notes will be AOL’s unsecured obligations, effectively subordinated in right of payment to any future secured senior indebtedness and structurally subordinated to all existing and future indebtedness of AOL’s subsidiaries. The notes will pay interest semi-annually in cash on March 1 and September 1 at a rate of 0.75% per year, commencing March 1, 2015. The notes will mature on September 1, 2019, unless earlier repurchased or converted.

AOL estimates that the net proceeds from the offering of the notes will be approximately $319.9 million (or approximately $368.1 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses. In addition, AOL expects to receive proceeds from the sale of the warrants described below. AOL expects to use (i) approximately 40 million of the net proceeds from the offering to repurchase shares of its common stock from purchasers of the notes in this offering in privately negotiated transactions, (ii) approximately $31.8 million of the net proceeds to fund the cost of the convertible note hedge transactions (net of the proceeds from the warrant transactions) with the hedge counterparties, as described below, and (iii) the remainder of the net proceeds for general corporate purposes, which may include additional share repurchases, acquisitions or other strategic transactions and working capital. The stock repurchases are part of AOL’s previously announced $150.0 million share repurchase program. The purchase price per share of the common stock repurchased in such transactions will equal the closing price per share of AOL common stock on August 13, 2014, which was $42.46. In addition, following the offering AOL may repurchase additional shares of its common stock pursuant to its stock repurchase program. These repurchases, as well as repurchases from purchasers of notes in the offering, could increase, or prevent a decrease in, the market price of AOL common stock or the notes.

The holders of the notes will have the ability to require AOL to repurchase all or any portion of their notes for cash in the event of a fundamental change. In such case, the repurchase price would be 100% of the principal amount of the notes being repurchased plus any accrued and unpaid interest.

Prior to May 1, 2019, the notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day preceding the maturity date of the notes. The notes will be convertible at an initial conversion rate of 17.4456 shares of AOL common stock per $1,000 principal amount of the notes, which is equivalent to an initial conversion price of approximately $57.32 per share, which represents a conversion premium of approximately 35% to the last reported sale price of $42.46 per share of AOL common stock on the NYSE on August 13, 2014. In addition, following certain corporate transactions that occur prior to the maturity date, AOL will, in certain circumstances, increase the conversion rate for a holder that elects to convert its notes in connection with such corporate transaction. Upon any conversion, AOL’s conversion obligation will be settled in cash, shares of AOL common stock, or a combination of cash and shares of AOL common stock, at AOL’s election.

In connection with the offering of the notes, AOL has entered into privately negotiated convertible note hedge transactions with certain initial purchasers of the notes or their affiliates (the “hedge counterparties”). The convertible note hedge transactions will cover, subject to customary anti-dilution adjustments, the number of shares of AOL common stock that will initially underlie the notes. AOL has also entered into separate privately negotiated warrant transactions with the hedge counterparties relating to the same number of shares of AOL common stock. The strike price of the warrant transactions will initially be $84.92 per share, which represents a 100% premium to the last reported sale price of AOL common stock on the NYSE on August 13, 2014. In addition, if the initial purchasers exercise their option to purchase additional notes, AOL may sell additional warrants and use a portion of the proceeds from the sale of the additional notes and from the sale of the additional warrants to enter into additional convertible note hedge transactions. The convertible note hedge transactions are expected to reduce the potential dilution with respect to AOL common stock and/or offset cash payments AOL is required to make in excess of the principal amount of converted notes upon conversion of the notes. However, the warrant transactions will have a dilutive effect with respect to AOL common stock to the extent that the market price per share of AOL common stock exceeds the applicable strike price of the warrants on any expiration date of the warrants.

In connection with establishing their initial hedges of the convertible note hedge transactions and warrant transactions concurrently with, or shortly after, the pricing of the notes, the hedge counterparties or their affiliates expect to purchase AOL common stock in open market transactions and/or privately negotiated transactions and/or enter into cash-settled derivative transactions with respect to AOL common stock. In addition, the hedge counterparties or their affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to AOL common stock and/or by purchasing or selling AOL common stock or other AOL securities in open market transactions and/or privately negotiated transactions following the pricing of the notes from time to time (and are likely to do so during any conversion period related to a conversion of notes). Any of these hedging activities could also increase, decrease or prevent a decline in, the market price of AOL common stock.

The notes and the shares of AOL common stock issuable upon conversion thereof, if any, have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cautionary Statement Concerning Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the offering, business strategies, market potential, future financial and operational performance and other matters. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the offering, such uncertainties and circumstances include whether AOL will consummate the offering; the anticipated use of proceeds from the offering; and whether the convertible note hedge and warrant transactions will become effective. Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in our Annual Report on Form 10-K for the year ended December 31, 2013 (the “Annual Report”) and our Quarterly Report on Form 10-Q for the three months ended June 30, 2014 (“Quarterly Report”), filed with the Securities and Exchange Commission. In addition, we operate a web services company in a highly competitive, rapidly changing and consumer- and technology-driven industry. This industry is affected by government regulation, economic, strategic, political and social conditions, consumer response to new and existing products and services, technological developments and, particularly in view of new technologies, the continued ability to protect intellectual property rights. Our actual results could differ materially from management’s expectations because of changes in such factors. Achieving our business and financial objectives, including improved financial results and maintenance of a strong balance sheet and liquidity position, could be adversely affected by the factors discussed or referenced under the “Risk Factors” sections contained in the Annual Report and Quarterly Report as well as, among other things: 1) changes in our plans, strategies and intentions; 2) stock price volatility; 3) future borrowing and restrictive covenants under the revolving credit facility; 4) the impact of significant acquisitions, dispositions and other similar transactions; 5) our ability to attract and retain key employees; 6) any negative unintended consequences of cost reductions, restructuring actions or similar efforts, including with respect to any associated savings, charges or other amounts; 7) adoption of new products and services; 8) our ability to attract and retain unique visitors to our properties; 9) asset impairments; and 10) the impact of “cyber-attacks.”

Contacts:

AOL Investor Relations and Corporate Communications

Eoin Ryan

212-206-5025

Eoin.Ryan@teamaol.com

AOL Inc.

770 Broadway, New York, NY, 10003

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